Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Annual Report of Atlas Mining Company on Form 10-K/ A (Amendment No. 2) for the period ending December 31, 2008 as filed with the Securities and Exchange Commission  on the date  hereof,  I, Andre Zeitoun,  Chief  Executive Officer of the Company,  certify, pursuant to 18 U.S.C.  ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Atlas Mining Company

Date: October 8, 2009	By:	/s/ ANDRE ZEITOUN
Andre Zeitoun
Chief Executive Officer